EXHIBIT 4.1





          FIRST AMENDMENT TO SECOND RESTATED LOAN AGREEMENT


          THIS FIRST AMENDMENT TO SECOND RESTATED LOAN AGREEMENT
(hereinafter referred to as this "Amendment") dated as of the 15th day of May, 2000, is by and between MAYNARD OIL COMPANY, a Delaware corporation ("Borrower") and BANK ONE, TEXAS, N.A., a national banking association ("Bank").

                                W I T N E S S E T H:

          WHEREAS, Borrower and Bank entered into a Second Restated Loan Agreement dated as of November 12, 1999 (the "Second Restated Loan Agreement"); and

          WHEREAS, Borrower and the Bank have agreed to make certain changes to the Second Restated Loan Agreement.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Unless otherwise defined herein, all defined terms used herein shall have the same meaning ascribed to such terms in the Second Restated Loan Agreement.

          2. The following definitions in Section 1 of the Second Restated Loan Agreement are hereby amended as follows:

          "CD Margin" shall mean one and 675/1000's percent (1.675%).

          "Eurodollar Margin" shall mean one and one-half percent (1.500%).

          3. This Amendment shall be effective as of April 1, 2000 upon satisfaction of the conditions precedent set forth in Paragraph 4 hereof (the "Amendment Effective Date").

          4. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

                  (a) Borrowers Execution and Delivery. Borrower shall have executed and delivered this Amendment and other required documents, all in form and substance satisfactory to the Bank;

                  (b) Corporate Resolutions. The Bank shall have received appropriate certified corporate resolutions of Borrower;

                  (c) Representations and Warranties. The representations and warranties of Borrower under the Second Restated Loan Agreement are true and correct in all material




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                  respects  as of such  date,  as if then  made  (except  to the extent that such representations and warranties related solely to an earlier date);

(d) No Event of Default. No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

(e) Other Documents. The Bank shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Bank or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Bank; and

(1) Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to special counsel for the Bank retained at the expense of Borrower.

          5. Except to the extent its provisions arc specifically amended, modified or superseded by this Amendment, the representations, warranties and affirmative and negative covenants of the Borrower contained in the Second Restated Loan Agreement are incorporated herein by reference for all purposes as if copied herein in full. The Borrower hereby restates and reaffirms each and every term and provision of the Second Restated Loan Agreement, as amended, including, without limitation, all representations, warranties and affirmative and negative covenants. Except to the extent its provisions are specifically amended, modified or superseded by this Amendment, the Second Restated Loan Agreement, as amended, and all terms and provisions thereof shall remain in full force and effect and the same in all respects are confirmed and approved by the Borrower and the Bank.

          6. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          7. THIS AIVENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRJ7ITEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                            [Signature page follows:]




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IN WITNESS  WHEREOF,  the parties  have caused  this First  Amendment  to Second
Restated Loan Agreement to be duly executed as of the date first above written.



                                                      BORROWER:

                                                      MAYNARD OIL COMPANY,
                                                      a Delaware corporation
BORROWER:


MAYNARD OIL COMPANY,
a Delaware corporation


By:  /s/ Glenn R. Moore
   ------------------------------------------
   Glenn R. Moore, President



BANK:

BANK ONE, TEXAS, N.A.
a national banking association


By:  /s/ Reed V. Thomas
   ------------------------------------------
   Reed V. Thompson, Vice President





865836.1
Reed V. 1
President


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